UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 13, 2016

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On October 13, 2016, the Board of Directors of Oil-Dri Corporation of America (the “Registrant”) appointed Michael A. McPherson as Chief Development Officer. Mr. McPherson, who is 51 years old, previously served as Vice President, Business-to-Business Marketing & Business Development, of the Registrant since 2013. A copy of the Registrant’s press release announcing Mr. McPherson’s appointment is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

(d) On October 13, 2016, the Board of the Registrant appointed George C. Roeth as a member of the Board. Mr. Roeth is a board member and the President and Chief Executive Officer of Central Garden & Pet Company. Mr. Roeth retired as the Chief Operating Officer of Lifestyle, Household and Global Operating Functions of The Clorox Company in 2014 after serving in various roles with the company since 1987. A copy of the Registrant’s press release announcing Mr. Roeth’s appointment is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 8.01	Other Events.

At its regular meeting on October 13, 2016, the Registrant’s Board of Directors declared quarterly cash dividends of $0.22 per share of the Registrant’s Common Stock and $0.165 per share of the Registrant’s Class B Stock. The dividends will be payable on December 2, 2016, to stockholders of record at the close of business on November 18, 2016. A copy of the Registrant’s press release announcing these matters is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release of the Registrant dated October 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Date:  October 13, 2016

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press Release of the Registrant dated October 13, 2016